UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 26, 2014

Conversant, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-31357	77-0495335
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30699 Russell Ranch Road, Suite 250, Westlake Village, California	91362
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (818) 575-4500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

This Form 8-K is being filed in connection with a memorandum of understanding (a “memorandum of understanding”) regarding the settlement of certain litigation relating to, among other things, the Agreement and Plan of Merger (the “merger agreement”), dated as of September 11, 2014, by and among Alliance Data Systems Corporation (“Alliance Data”), Amber Sub LLC (“Merger Sub”), a direct wholly owned subsidiary of Alliance Data and Conversant, Inc. (“Conversant”), pursuant to which Conversant will merge with and into Merger Sub, with Merger Sub continuing as the surviving company and a direct wholly owned subsidiary of Alliance Data (the “merger”).

As previously disclosed in the definitive joint proxy statement/prospectus filed with the Securities and Exchange Commission (the “SEC”) by Alliance Data and Conversant on November 4, 2014 (the “joint proxy statement/prospectus”), three putative stockholder class actions lawsuits were filed in the Delaware Court of Chancery and were consolidated under the caption In re Conversant, Inc. Stockholder Litigation, C.A. No. 10174-VCN (the “Consolidated Action”). Plaintiffs in the Consolidated Action name Conversant, members of the board of directors of Conversant, Alliance Data and Merger Sub as defendants.

Plaintiffs generally allege that the Conversant director defendants breached their fiduciary duties of loyalty, due care and good faith owed to Conversant’s stockholders by allegedly approving the merger agreement at an unfair price and through an unfair process, failing to conduct a reasonably informed evaluation of whether the merger was in the best interests of Conversant stockholders, failing to fully disclose all material information to stockholders, and agreeing to allegedly unreasonable deal protection devices. Plaintiffs also allege that Alliance Data and Merger Sub aided and abetted the alleged breaches of fiduciary duties by Conversant’s directors.

On November 26, 2014, the parties to the Consolidated Action entered into a memorandum of understanding regarding the settlement of these putative stockholder class actions against Conversant, Conversant’s directors, Alliance Data and Merger Sub. Conversant and the other defendants believe that the claims asserted in the Consolidated Action are without merit and that no further disclosure is required to supplement the proxy statement/prospectus under applicable laws. However, to avoid the risk that the putative stockholder class actions may delay or otherwise adversely affect the consummation of the merger and to minimize the expense of defending such action, Conversant has agreed, pursuant to the terms of the proposed settlement, to make certain supplemental disclosures related to the proposed merger, which are set forth below.

The memorandum of understanding contemplates that the parties will enter into a stipulation of settlement. The stipulation of settlement will be subject to customary conditions, including court approval following notice to Conversant’s stockholders. In the event that the parties enter into a stipulation of settlement, a hearing will be scheduled at which the Court of Chancery of the State of Delaware will consider the fairness, reasonableness, and adequacy of the settlement. If the settlement is finally approved by the court, it will resolve and release all claims in all actions that were or could have been brought challenging any aspect of the proposed merger, the merger agreement, and any disclosure made in connection therewith (but excluding claims for appraisal under Section 262 of the Delaware General Corporation Law), among other claims, pursuant to terms that will be disclosed to stockholders prior to final approval of the settlement. In addition, in connection with the settlement, the parties contemplate that plaintiffs’ counsel will file a petition in the Court of Chancery of the State of Delaware for an award of attorneys’ fees and expenses. Conversant will pay or cause to be paid any attorneys’ fees and expenses awarded by the Court of Chancery of the State of Delaware. There can be no assurance that the parties will ultimately enter into a stipulation of settlement or that the Court of Chancery of the State of Delaware will approve the settlement even if the parties were to enter into such stipulation. In such event, the proposed settlement as contemplated by the memorandum of understanding may be terminated.

SUPPLEMENT TO JOINT PROXY STATEMENT/PROSPECTUS

In connection with the settlement of the outstanding stockholder suits in the Court of Chancery of the State of Delaware as described in this Form 8–K, Conversant has agreed to make these supplemental disclosures to the joint proxy statement/prospectus. The new disclosure is underlined, or in the case of the table of Conversant Projected Financial Information, highlighted. This supplemental information should be read in conjunction with the joint proxy statement/prospectus, which should be read in its entirety. Defined terms used but not defined herein have the meanings set forth in the joint proxy statement/prospectus.

The fifth full paragraph on page 44 is hereby amended and restated as follows:

On July 23, 2014, the Conversant board of directors held a telephonic meeting at which Conversant’s general counsel and a representative of Conversant’s outside legal advisors, Gibson, Dunn & Crutcher LLP, or Gibson Dunn, were present. At the meeting, the Conversant board of directors discussed the July 22 Proposal. The Conversant board of directors decided to consider and analyze, with the assistance of a financial advisor, whether Conversant should consider a sale of Conversant at that time. The Conversant board of directors determined to invite representatives of Morgan Stanley to meet with the Conversant board of directors at its meeting on July 31, 2014 due to Morgan Stanley’s qualifications and industry experience, as well as its longstanding advisory relationship with Conversant. Morgan Stanley had been retained by a special committee of the Conversant board of directors in October 2013 in connection with discussions with Company A, which discussions did not result in any proposal from Company A. Gibson Dunn reviewed the Conversant board of directors’ fiduciary duties in the event that the Conversant board of directors determined that Conversant should consider a sale or other strategic alternative at that time. Gibson Dunn also provided advice regarding director conflicts of interest and independence for purposes of evaluating such a transaction. The Conversant board of directors concluded that the majority of its members were disinterested and independent for purposes of evaluating the proposed transaction.

The final paragraph on page 44 that carries over onto page 45 is hereby amended and restated as follows:

On July 31, 2014, the Conversant board of directors held a regularly scheduled meeting at which members of Conversant’s management team were present. At the meeting, representatives of Morgan Stanley discussed with the Conversant board of directors Morgan Stanley’s initial valuation analyses of Conversant and the financial terms of the July 22 Proposal. The Conversant board of directors discussed the July 22 Proposal and the possible responses thereto, including other potential acquirors of Conversant in the event that Conversant were to consider a possible sale. The Conversant board of directors discussed the advantages and risks of exploring a potential strategic transaction with a party other than Alliance Data, including the risk of leaks that might arise from making contact with a large number of other parties in the industry, potential disruptions to Conversant’s business and employees of any such leaks, the likelihood that outbound calls would actually generate interest in a transaction with Conversant, and Conversant’s own strong knowledge and understanding of its business prospects and value as a stand-alone enterprise. After the discussion, the Conversant board of directors instructed Morgan

Stanley to reach out to Companies C, D and E to determine if such companies had interest in a discussion with Conversant. These companies were identified by Morgan Stanley in conjunction with Company management as the most likely to be interested in making a proposal to acquire Conversant. The Conversant board of directors also authorized Morgan Stanley and Mr. Giuliani to reach out to Company A to determine if Company A had interest in further discussions with Conversant. The Conversant board of directors acknowledged, however, that regulatory concerns had arisen in Conversant’s initial discussions of a transaction with Company A that would likely affect Company A’s interest in making a proposal and its ability to consummate a transaction with Conversant. As a result, the Conversant board of directors believed it was unlikely that Company A would make a proposal to acquire Conversant. The Conversant board of directors also authorized Mr. Giuliani to reach out to Financial Buyer A to determine its interest in potential discussions concerning a transaction. The Conversant board of directors also instructed Mr. Giuliani to continue discussions with Alliance Data, but to inform Alliance Data that it would have to improve its proposal to warrant further substantive discussions regarding a potential business combination between the companies. The Conversant board of directors authorized Mr. Giuliani to reach out to Alliance Data and attempt to convince Alliance Data to provide a higher proposal. The Conversant board of directors concluded at the meeting that it would likely support engaging in serious discussions with respect to a transaction at a price of $35 per share. The Conversant board of directors authorized Mr. Giuliani to handle the negotiations with Alliance Data because it felt that he was best situated to achieve a result that would be in the best interests of Conversant stockholders based on his prior interactions with management of Alliance Data. The independent members of Conversant’s board of directors supervised Mr. Giuliani’s negotiations through regular board meetings and telephonic updates throughout the process.

The fourth paragraph on page 46 is hereby amended and restated as follows:

On August 14, 2014, the Conversant board of directors, along with members of management and representatives of Morgan Stanley and Gibson Dunn, held a telephonic meeting. The terms of Alliance Data’s proposal were discussed. Representatives of Gibson Dunn reviewed with the Conversant board of directors its fiduciary duties with respect to a possible transaction and granting an exclusive negotiating period to Alliance Data. The Conversant board of directors also discussed the results of the outreach made by Morgan Stanley and Mr. Giuliani to Companies A, C, D and E and Financial Buyer A, and the fact that no proposals or indications of any serious interest in pursuing a transaction with Conversant had emerged. The Conversant board of directors and Morgan Stanley also discussed their views that $35 per share was likely a higher value than a financial buyer could reasonably be expected to propose. At the meeting, Morgan Stanley reviewed its updated financial analyses of Conversant and the financial terms of Alliance Data’s proposal. After further discussion amongst the Conversant board of directors and with Morgan Stanley, the Conversant board of directors concluded that the Alliance Data proposal likely represented the best value reasonably available to the Conversant stockholders. After consideration of all the factors discussed at the meeting, the Conversant board of directors authorized management to enter into an exclusive negotiating period until mid-September to negotiate a potential transaction with Alliance Data based on the August 14 Proposal. The Conversant board of directors agreed to negotiate exclusively with Alliance Data because it believed that Alliance Data would not proceed with further discussions concerning a potential transaction unless Conversant agreed to an exclusive negotiation period. Because the Conversant board of directors believed that the Alliance Data proposal represented the best value reasonably available to the Conversant stockholders based on the factors discussed at the meeting, including the fact that no other potential acquirors contacted by Conversant and Morgan Stanley pursued making a proposal for Conversant, the Conversant board of directors believed that agreeing to a limited period of exclusivity with Alliance Data was in the best interests of the Conversant stockholders.

The second paragraph on page 48 is hereby amended and restated as follows:

On September 3, 2014, the Conversant board of directors, along with members of management and representatives of Morgan Stanley and Gibson Dunn, held a telephonic meeting at which the status of negotiations on the indicative terms and merger agreement were discussed. After discussion, the Conversant board of directors concluded that it would accept a termination fee of $65 million. Morgan Stanley reviewed its preliminary financial analyses and reported on the financial due diligence conducted on Alliance Data, which included, among other things, reviewing publicly available financial and business information and engaging in multiple conversations with the senior executives of Alliance Data regarding various diligence items including their financial performance and outlook.

The final paragraph on page 48 that carries over onto page 49 is hereby amended and restated as follows:

On September 11, 2014, Alliance Data and Conversant executed the merger agreement. Concurrently, Conversant’s directors and executive officers beneficially owning shares of, or securities convertible into or exercisable for, Conversant common stock representing approximately 6.5% of the outstanding shares of Conversant common stock on a fully-diluted basis, executed the voting agreement. On September 11, 2014, Alliance Data and Conversant announced the merger agreement and the proposed transaction with a joint press release. Mr. Giuliani entered into an agreement with Alliance Data, dated September 11, 2014, as amended on October 29, 2014, in which he agreed to waive acceleration of his shares of restricted stock upon consummation of the merger until such date as his employment with Alliance Data, following the merger, is terminated for any reason or he terminates his employment for good reason, as defined in the letter agreement. Mr. Giuliani also agreed to elect to receive the Base Consideration or to make a Stock Election in the merger. Mr. Giuliani does not have any employment agreement with Alliance Data. No further arrangements were made with respect to Mr. Giuliani’s employment by Alliance Data following the merger (other than Alliance Data’s agreement pursuant to the merger agreement to provide all Conversant employees that continue to be employed by Alliance Data following the merger with base salary, non-equity incentive compensation opportunities and employee benefits that are the same or greater than the base salary, non-equity incentive compensation opportunities and employee benefits provided by Conversant prior to the merger as described in “The Merger Agreement—Employee Matters”). The specific terms of Mr. Giuliani’s non-equity incentive compensation following the merger have not yet been determined.

The sixth bullet on page 53 is hereby amended and restated as follows:

•	Discussed the past and current operations and financial condition and the prospects of Alliance Data with senior executives of Alliance Data, including, among other things, their internal view of the projected financial performance of Alliance Data;

The final paragraph on page 54 is hereby amended and restated as follows:

The consideration to be received for shares of Conversant common stock in the merger may, subject to elections by holders of such shares, constitute all cash, all shares of Alliance Data common stock or a mix of cash and shares of Alliance Data common stock. As discussed elsewhere in this Proxy Statement/prospectus, the mix of form of consideration available to holders of Conversant common stock is subject to proration and the value of such consideration is subject to adjustment. References in the description of the financial analyses performed by Morgan Stanley below to a consideration of $35.00 per share of Conversant common stock reflect the value to be received based on the volume weighted average price per share of the Alliance Data common stock for the fifteen trading day period ending on the second trading day preceding the date of closing of the merger and do not reflect any adjustment to the value of the consideration which may occur based upon the minimum and maximum cash amount limitations which may apply pursuant to the terms of the merger agreement. The various analyses below are based a share count (at the $35 per share offer price) of 67,571,908 outstanding shares of Conversant common stock on a fully diluted basis (including outstanding options and unvested restricted stock awards) as of August 29, 2014.

The final paragraph on page 56 that carries over onto page 57 is hereby amended and restated as follows:

Based on its analysis of the relevant metrics for each of the Conversant comparable companies and upon the application of its professional judgment, Morgan Stanley selected representative ranges of aggregate value to EBITDA and price per share to earnings per share multiples and applied these ranges of multiples to the estimated EBITDA and earnings per share for Conversant. For purposes of this analysis and other analyses described below, Morgan Stanley utilized two sources of estimated EBITDA for Conversant for calendar years 2014 and 2015 and earnings per share for calendar year 2015. Morgan Stanley relied on the multiples of aggregate value to estimated EBITDA for 2014 and 2015 because, in its professional judgment, aggregate value to estimated EBITDA multiple were the most relevant metric for valuing the Company. Morgan Stanley also relied on the price per share to earnings per share multiples for calendar year 2015 as another relevant metric for valuing the company. Morgan Stanley utilized publicly available estimates of EBITDA and earnings per share prepared by equity research analysts, available as of September 9, 2014, which Conversant refers to as the Conversant street case. Morgan Stanley also utilized EBITDA and earnings per share estimates prepared by Conversant’s management over the same time period, which Conversant refers to as the Conversant management case, which are more fully described in “—Projected Financial Information of Conversant.”

The second paragraph on page 58 is hereby amended and restated as follows:

Based on its analysis of the relevant metrics for each of the Alliance Data comparable companies and upon the application of its professional judgment, Morgan Stanley selected representative ranges of price per share to earnings per share multiples and applied these ranges of multiples to the estimated earnings per share for Alliance Data. Morgan Stanley relied on price per share to earnings per share multiples because, in its professional judgment, price per share to earnings per share multiples were the most relevant metric for valuing Alliance Data and were consistent with how market analysts had valued Alliance Data. Morgan Stanley noted that price per share to earnings per share was the most frequently used method by street analysts to value Alliance Data and that aggregate value to estimated EBITDA was the most frequently used method by street analysts to value Conversant. For purposes of this analysis and other analyses described below, Morgan Stanley utilized two sources of estimated earnings per share for Alliance Data for calendar years 2014 and 2015. Morgan Stanley utilized publicly available estimates of earnings per share prepared by equity research analysts, available as of September 9, 2014, which Conversant refers to as the Alliance Data street case. Morgan Stanley also utilized earnings per share estimates prepared by Alliance Data’s management over the same time period, which Conversant refers to as the Alliance Data management case.

The first full paragraph on page 65 is hereby amended and restated as follows:

Accordingly, there can be no assurance that the Projections will be realized, and actual results may vary materially from those shown. The inclusion of the Projections in this proxy statement/prospectus should not be regarded as an indication that Conversant or any of its affiliates, advisors or representatives considered or consider the Projections to be predictive of actual future events, and the Projections should not be relied upon as such. Neither Conversant nor any of its affiliates, advisors, officers, directors or representatives can give any assurance that actual results will not differ from the Projections, and none of them undertakes any obligation to update or otherwise revise or reconcile the Projections to reflect circumstances existing after the date the Projections were generated or to reflect the occurrence of future events even in the event that any or all of the assumptions underlying the Projections are shown to be in error. Conversant does not intend to make publicly available any update or other revision to the Projections, except as otherwise required by law. Neither Conversant nor any of its affiliates, advisors, officers, directors or representatives has made or makes any representation to any Conversant stockholder or other person regarding the ultimate performance of Conversant compared to the information contained in the Projections or that the Projections will be achieved. Conversant has made no representation to Alliance Data in the Merger Agreement or otherwise, concerning the Projections. A joint press release by Alliance Data and Conversant announcing the merger stated that Conversant projections for 2015 are revenue of $670 million (an 8 percent increase from the projected 2014 total revenue provided by Conversant to Alliance Data set forth in the table below) and adjusted EBITDA of $230 million, or mid-30 percent adjusted EBITDA margins, and that organic revenue and adjusted EBITDA growth rates have trended in the high single digits range in the past with similar expectations for the near term. The projections for Conversant that were included in the Alliance Data press release dated September 11, 2014 were lower than the projections used by Morgan Stanley in connection with its fairness opinion because the projections in the press release reflected adjustments made by Alliance Data for purposes of its evaluation of the transaction.

The table on page 65-66 is hereby amended and restated as follows:

Conversant Projected Financial Information

(in thousands, except per share amounts; all amounts are approximate)

	Years Ending December 31,
	2014	2015	2016
Total revenue	$617,400	$688,000	$768,000

Operating income	198,600	226,500	256,000
Gross profit	420,000	460,900	507,000
Operating expenses	221,400	234,400	251,000
Adjusted EBITDA(1)	211,429	240,000	269,000
Non-GAAP net income(2)	119,466	137,440	155,830
Unlevered free cash flow(3)		117,000	131,000
Stock-based compensation	21,000	22,000	23,000
Basic shares outstanding	65,000	64,000	65,000
Diluted shares outstanding	67,000	66,000	67,000
Non-GAAP earnings per share(4)	1.78	2.08	2.33

(1)	Adjusted EBITDA is defined as net income before interest and other expense (income), net, income tax expense, depreciation and amortization and stock based compensation expense.
(2)	Non-GAAP net income is defined as net income before the tax affected impact of amortization of intangible assets and stock based compensation expense. Non-GAAP net income, as defined above, may not be similar to non-GAAP net income measures used by other companies and is not a measurement under GAAP.
(3)	Unlevered free cash flow is defined as adjusted EBITDA less stock based compensation, taxes, change in net working capital and capital expenditures. Conversant did not prepare a calculation of unlevered free cash flow for fiscal year 2014. Projected unlevered free cash flow for the fourth quarter of 2014 was $20,000.
(4)	Non-GAAP earnings per share is defined as non-GAAP net income per diluted common share. Non-GAAP earnings share, as defined above, may not be similar to non-GAAP earnings per share measures used by other companies and is not a measurement under GAAP.

The following section is hereby inserted before the heading “Interests of Directors and Officers of Conversant in the Merger” on page 66:

Projected Financial Information of Alliance Data

Alliance Data does not as a matter of course make public projections as to future performance, earnings or other results beyond the current fiscal year until October of the current fiscal year due to the unpredictability of the underlying assumptions and estimates. However, as described under the heading “Opinion of Financial Advisor to the Conversant Board of Directors,” in September, 2014, Alliance Data provided to Morgan Stanley for use in connection with the rendering of its fairness opinion to the Conversant board and performing its related financial analysis, Alliance Data management’s internal non-public planning summary, which contained forecasts regarding Alliance Data’s anticipated future operations, or the Alliance Data Projections. Alliance Data has included below a summary of the Alliance Data Projections to give Conversant’s stockholders access to certain non-public information because such information was considered by Morgan Stanley for purposes of rendering its opinion. The summary of the Alliance Data Projections below is not being included in this proxy statement/prospectus to influence a Conversant stockholder’s decision whether to vote in favor of the merger.

The Alliance Data Projections were not prepared with a view toward public disclosure, nor were they prepared with a view toward compliance with published guidelines of the SEC, the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information, or generally accepted accounting principles. The Alliance Data Projections were prepared by, and are the responsibility of, Alliance Data’s management. Alliance Data’s independent registered public accounting firm neither examined, compiled, nor performed any procedures with respect to, the Alliance Data Projections and accordingly, Alliance Data’s independent registered public accounting firm does not express an opinion or any other form of assurance with respect thereto. In addition, neither Conversant’s independent registered public accounting firm, nor any other independent auditors or accountants, have compiled, examined, or performed any procedures with respect to the prospective financial information contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the prospective financial information. The report of Alliance Data’s independent registered public accounting firm incorporated by reference in this joint proxy statement/prospectus relates to Alliance Data’s historical financial information. It does not extend to the prospective financial information of Alliance Data and should not be read to do so.

The Alliance Data Projections, while presented with numerical specificity, necessarily were based on numerous variables and assumptions that are inherently uncertain and many of which are beyond the control of Alliance Data’s management. These variables and assumptions may therefore not prove to be accurate, or other factors could affect Alliance Data’s actual financial conditions or results of operations. Because the Alliance Data Projections cover multiple years, by their nature, they become subject to greater uncertainty with each successive year. The assumptions in early periods have a compounding effect on the projections shown for the later periods. Thus, any failure of an assumption to be reflective of actual results in an early period would have a greater effect on the projected results failing to be reflective of actual events in later periods. The assumptions upon which the Alliance Data Projections were based necessarily involve judgments with respect to, among other things, future economic, competitive and financial market conditions, all of which are difficult or impossible to predict accurately and many of which are beyond Alliance Data’s control. The Alliance Data Projections also reflect assumptions as to certain business decisions that are subject to change. Important factors that may affect actual results and result in the Alliance Data Projections not being achieved include, but are not limited to, Alliance Data’s loss of one or more of its significant clients; contractions or failures to expand in the markets for the services Alliance Data offers; intense competition in the industries in which Alliance Data competes; the risk of interest rate increases on Alliance Data’s variable debt; Alliance Data’s inability to securitize its credit card receivables due to changes in the market therefor; exchange rate risk; Alliance Data’s failure to adapt to changes in legislation, taxation or regulation affecting Alliance Data’s business, including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act and regulations relating to consumer privacy, credit card services and banking; Alliance Data’s failure to safeguard its databases and consumer privacy; Alliance Data’s loss of data center capacity, whether due to cyber attacks, computer viruses or otherwise; Alliance Data’s failure to protect its intellectual property rights; and other risks and uncertainties described in Alliance Data’s annual report on Form 10-K for the year ended December 31, 2013, subsequent quarterly reports on Form 10-Q, and current reports on Form 8-K. In addition, the Alliance Data Projections may be affected by Alliance Data’s ability to achieve strategic goals, objectives and targets over the applicable period. This information constitutes “forward-looking statements” and actual results may differ materially and adversely from them. See the sections entitled “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors.”

Accordingly, there can be no assurance that the Alliance Data Projections will be realized, and actual results may vary materially from those shown. The inclusion of a summary of the Alliance Data Projections in this proxy statement/prospectus should not be regarded as an indication that any of Alliance Data, Conversant or any of their respective officers, directors, affiliates, advisors or representatives considered or consider the Alliance Data Projections to be predictive of actual future events, and the Alliance Data Projections should not be relied upon as such. None of Alliance Data, Conversant or any of their respective affiliates, advisors, officers, directors or representatives can give any assurance that actual results will not differ materially from the Alliance Data Projections, and none of them undertakes any obligation to update or otherwise revise or reconcile the Alliance Data Projections to reflect circumstances existing after the date the Alliance Data Projections were generated or to reflect the occurrence of future events even in the event that any or all of the assumptions underlying the Alliance Data Projections are shown to be in error. Alliance Data does not intend to make publicly available any update or other revision to the Alliance Data Projections, except as otherwise required by law. None of Alliance Data, Conversant or any of their respective affiliates, advisors, officers, directors or representatives has made or makes any representation to any Conversant stockholder or other person regarding the ultimate performance of Alliance Data compared to the information contained in the Alliance Data Projections or that the Alliance Data Projections will be achieved.

Alliance Data has made no representation to Conversant, in the merger agreement or otherwise, concerning the Alliance Data Projections.

In light of the foregoing factors and the uncertainties inherent in the Alliance Data Projections, Conversant’s stockholders are cautioned not to place undue, if any, reliance on the Alliance Data Projections.

The following is a summary of the Alliance Data Projections:

Alliance Data Projected Financial Information

(dollar amounts are in millions (except per share amounts); all amounts are approximate)

	Years ending December 31,
	2014	2015
Total revenue	$5,305	$5,631

Adjusted EBITDA(1)	$1,580	$1,730
Stock compensation expense	$66	$70
Net income	$603	$666
Core earnings attributable to ADS	$766	$840
Weighted average shares outstanding - diluted	62	60
Core EPS	$12.35	$14.00

(1)	Adjusted EBITDA is defined as net income plus stock compensation expense, provision for income taxes, interest expense, net, depreciation and other amortization and amortization of purchased intangibles.

The last paragraph on page 67 is hereby amended and restated as follows:

On September 10, 2014, the board of directors of Conversant confirmed that annual bonuses of $250,000 for the fiscal year 2014 be deemed earned in full for each of Messrs. Pitstick, Barlow and Wolfert based on their performance to date, including in connection with Conversant’s sale of its Owned and Operated segment, Conversant’s acquisition of SET Media, the rebranding of Conversant in the United States and Europe and the merger. These annual bonuses are payable upon the earlier of the effective time of the merger or the ordinary date on which such bonuses would be paid, which would be February 15, 2015. The 2014 Executive Incentive Compensation Plan (the “Plan”) for Messrs. Pitstick, Barlow and Wolfert is based on achievement by the Company of certain annual revenue and earnings targets. In addition to the achievement of the targets and formulas contained in the Plan, the Compensation Committee maintains the discretion to grant incentive compensation other than in connection with the attainment of certain targets. The Conversant board of directors concluded that Messrs. Pitstick, Barlow and Wolfert had earned their bonuses based on their substantial efforts, strong performances and outstanding contributions to the success of Conversant in 2014.

Important Information for Investors and Stockholders

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. This communication may be deemed to be solicitation material in respect of the proposed merger between Conversant and Alliance. In connection with the proposed merger, Alliance has filed with the United States Securities and Exchange Commission (“SEC”) a registration statement on Form S-4 containing a proxy statement/prospectus, which was declared effective on November 4, 2014, and has been delivered to stockholders of Conversant. SECURITY HOLDERS OF CONVERSANT ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND OTHER DOCUMENTS RELATING TO THE MERGER THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Investors and security holders can obtain copies of the registration statement and proxy statement/prospectus and other documents filed by Alliance and Conversant, without charge, through the website maintained by the SEC at http://www.sec.gov. Copies of documents filed with the SEC by Alliance are available free of charge on Alliance’s website at www.alliancedata.com. Copies of documents filed with the SEC by Conversant are available free of charge on Conversant’s website at www.conversantmedia.com.

Safe Harbor Statement/Forward Looking Statements

Certain information set forth in this communication, including financial estimates, projections about the industries and markets in which Alliance and Conversant operate, and statements as to the expected timing, completion and effects of the proposed merger between Alliance and Conversant, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements may use words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “predict,” “project,” “would” and similar expressions as they relate to each company or their respective management teams. These estimates and statements are subject to risks and uncertainties that could cause actual results to differ materially from those expected in or suggested by such statements. Such estimates and statements include, but are not limited to, statements about the benefits of the merger, including future financial and operating results, the combined company’s plans, objectives, expectations (financial or otherwise) and intentions, the estimated timetable for completing the transaction and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of the management of Alliance and/or Conversant and are subject to significant risks and uncertainties outside of our control.

Risks and uncertainties related to the proposed merger include, among others: the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the risk that Conversant stockholders may not adopt the merger agreement; the risk that the necessary regulatory approvals may not be obtained or may be obtained subject to conditions that are not anticipated; uncertainties as to the timing of the merger; competitive responses to the proposed merger; response by activist shareholders to the merger; risks that any of the closing conditions to the proposed merger may not be satisfied in a timely manner; unexpected costs, charges or expenses resulting from the merger; litigation relating to the merger; the outcome of pending litigation; risks related to the disruption of management time from ongoing business operations due to the proposed merger; failure to realize the benefits expected from the proposed merger; changes in general economic and/or industry-specific conditions; and the effect of the announcement of the proposed merger on the ability of Alliance and Conversant to retain customers and retain and hire key personnel and maintain relationships with their suppliers, and on their operating results and businesses generally. For further information regarding factors affecting future results of Alliance Data and Conversant, please refer to their respective Annual Reports filed on Form 10-K for the year ended December 31, 2013, Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30, 2014 and September 30, 2014, and other documents filed by Alliance and Conversant with the SEC, which are available at the SEC’s website http://www.sec.gov. Neither Alliance nor Conversant is under any obligation, and each expressly disclaim any obligation, to update, alter, or otherwise revise any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future events, or otherwise, except as required by law. Persons reading this announcement are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

Participants in the Solicitation

Alliance and Conversant and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of Conversant common stock in respect of the proposed transaction. Information about Alliance’s directors and executive officers is set forth in the proxy statement for Alliance’s 2014 Annual Meeting of Stockholders, which was filed with the SEC on April 21, 2014. Information about Conversant’s directors and executive officers is set forth in the proxy statement for Conversant’s 2014 Annual Meeting of Stockholders, which was filed with the SEC on March 28, 2014. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, through securities holdings or otherwise, is contained in the proxy statement/prospectus and other relevant materials filed with the SEC regarding the proposed merger. Investors should read the joint proxy statement/prospectus carefully before making any voting or investment decisions. You may obtain free copies of these documents from Alliance or Conversant as described above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 26, 2014

CONVERSANT, INC.

By:	/s/ John Pitstick
Name:	John Pitstick
Title:	Chief Financial Officer

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